                     Consent of Independent Auditors' Report

The Partners
National Auto Finance Company L.P.:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated
Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Miami, Florida
January 7, 1997